                                                                    EXHIBIT 10.1






                                  AGREEMENT OF
                              COMTECH WIRELESS LTD




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                                TABLE OF CONTENTS

CONTENTS                                                                    PAGE

1     Agreement................................................................4


2     Loan Advance.............................................................5


3     Restrictions on transfer.................................................5


4     Pre-emptive rights.......................................................7


5     Use of the loan proceeds.................................................8


6     Business of the Company..................................................8


7     Board of Directors.......................................................9


8     Reserved matters........................................................10


9     Continuing obligations..................................................10


10    Confidentiality.........................................................10


11    Disclosure..............................................................11


12    Obligations of Management & Key Employees...............................12


13    Announcements...........................................................12


14    Notices.................................................................13


15    Severability............................................................13


16    General.................................................................13


17    Whole Agreement.........................................................15


18    Completion..............................................................16


19    Governing Law...........................................................16


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Schedule 1 (A) The Others Shareholder.........................................17


Schedule 1 (B) List of officer, key employee and key engineer ................18


Schedule 2 (A) Particulars of the Company.....................................19


Schedule 2 (B) Particulars of the Subsidiary..................................20


Schedule 3 Reserved Matters...................................................21


Schedule 4 Continuing Obligations.............................................24




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1. AGREEMENT

1.1 THIS AGREEMENT (this "AGREEMENT") is made on 9 November, 2005 by and among Comtech Group ("COMTECH"), a company incorporated and existing under the laws of the Cayman Islands; Comtech Wireless Ltd., a company incorporated and registered in British Virgin Islands (the "COMPANY");, a wholly foreign owned enterprise established in the People's Republic of China (the "SUBSIDIARY") and Century Teltone Technology Co. Ltd. listed on Schedule 1(A) hereto (the "OTHER SHAREHOLDER").

NOTE: "GROUP" OR "GROUP COMPANIES" MEANS THE COMPANY AND ITS SUBSIDIARY FROM TIME TO TIME AND "GROUP COMPANY" MEANS ANY OF THEM

1.2  WHEREAS:

(A) Comtech currently owns 60% of the Company and the Others Shareholder owns 40%, subject to provisions as set forth in the agreement. The Subsidiary is a wholly foreign owned enterprise legally and beneficially owned by the Company, particulars of which are set out in Schedule 2(B).

(B)  Comtech intends to advance a loan amount to USD2,500,000 to the Company.

(C) Comtech, the Company and the Other Shareholders have agreed to enter into this Agreement for the purposes of (i) recording the terms and conditions on which Comtech will extend the loan, and (ii) regulating the relationship between the shareholders of the Company and certain aspects of the affairs of the Group Company.


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2.   LOAN ADVANCE

2.1 The loan advance by Comtech to the Group Company set out in the table below:

         ADVANCE BY                 AMOUNT          DATE
                                     USD

         COMTECH                   2,500,000        no later than 30 Nov 2005 or
                                                    a later date agreed by
                                                    Comtech and the Other
                                                    Shareholder


NOTE (1): COMTECH CAN PAY OTHER CURRENCIES EQUIVALENT TO USD2.5M AS LOAN ADVANCE TO THE GROUP COMPANY.

NOTE (2): ALSO, COMTECH MAY PROVIDE ADDITIONAL FUNDING TO FINANCE THE BUSINESS SUBJECT TO THE APPROVAL OF COMTECH.


3.   RESTRICTIONS ON TRANSFER: RIGHT OF FIRST REFUSAL & PRIORITY CO-SALE RIGHT

3.1 Other Shareholder hereby severally, irrevocably and unconditionally undertakes with Comtech that he shall not sell, transfer or otherwise dispose of or create any mortgage, charge, pledge, lien or other encumbrance, third party rights or security interest whatsoever on or over or in respect of all or any of the shares in the Company (or any interest therein) without the prior written approval of Comtech.

3.2 (a) Subject to Clause 3.1, if Other Shareholder (the "TRANSFERRING SHAREHOLDER") proposes to sell, pledge, or otherwise transfer any Shares (the "STOCK") or any interest therein to any person or entity then the other holders of any Stock at the time (the "NON-TRANSFERRING SHAREHOLDERS") shall have a right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase some or all of the Stock proposed to be sold. The Transferring Shareholder shall give a written notice (the "TRANSFER NOTICE") to the Non-transferring Shareholders describing fully the proposed transfer, including the number of Stock proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee,


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     and whether the Company has exercised its right of first refusal, if any, with respect to that Stock. The Transfer Notice shall be signed both by the Transferring Shareholder and by the proposed transferee, and shall constitute a binding commitment of both parties for the transfer of that Stock. Each Non-transferring Shareholder shall then have the right to purchase the ratio of (a) the total number of Common Shares or Common Shares Equivalents of a Non-transferring Shareholder to (b) the total number of Common Shares and Common Share Equivalents held by all Non-transferring Shareholders (its "PRO RATA SHARE") of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, and on the same terms and conditions applicable to the proposed transfer, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to the Non-transferring Shareholder. To the extent the Non-transferring Shareholders exercise their Right of First Refusal in accordance with the terms and conditions set forth in this Clause 3, the number of Shares that the Transferring Shareholder may sell to the proposed transferee in the transaction shall be correspondingly reduced.

3.3 If the Transferring Shareholder proposes to sell, pledge, or otherwise transfer any Stock or any interest therein to any person or entity, including another Shareholder, and not all Non-transferring Shareholders have elected to exercise their Right of First Refusal under Clause 3.2, then each Non-transferring Shareholder shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Non-transferring Shareholders, to participate in the sale of Stock on the same terms and conditions as the Transferring Shareholder to the extent of that Non-transferring Shareholder's Pro-rata Share (the "CO-SALE Right"). Notice of exercise of a Co-Sale Right shall indicate the number of Shares the Non-transferring Shareholder wishes to sell under its Co-Sale Right. Any Non-transferring Shareholder may elect to sell all or some of the shares of Stock then held by that Non-transferring Shareholder (or issuable upon conversion or exercise of any convertible debt, warrants, or similar securities then held by the Non-transferring Shareholders). To the extent the Non-transferring Shareholders exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Clause 3.3, the number of Shares that the Transferring Shareholder may sell in the transaction shall be correspondingly reduced.


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3.4  If the Non-transferring Shareholders do not exercise their Right of First
     Refusal or their Co-Sale Right with respect to the sale of the Stock subject to the Transfer Notice, the Transferring Shareholder may, not later than 60 days following delivery to the Company and the Non-transferring Shareholders of the Transfer Notice, conclude a transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favourable to the transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favourable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Non-transferring Shareholders and shall require compliance by the Transferring Shareholder with the procedures described in this Clause 3.

3.5 Notwithstanding the above, Comtech may transfer all or any of their Shares to their Affiliates provided always that the transferee shall agree in writing with the Company (for itself and as trustee for all the Shareholders), as a condition to such transfer, to be bound by all of the provisions of any shareholders agreement relating to the Company then subsisting to the same extent as if such transferee were the transferor Shareholder.

3.6 Any sale, assignment, transfer or disposal of Common Shares or Common Shares Equivalents not permitted by or in accordance with this Agreement or the Articles shall be null and void.


4.   PRE-EMPTIVE RIGHTS

4.1 If the Company desires to issue Common Shares and/or Common Shares Equivalents in a transaction or series of transactions intended to raise capital ("FUND RAISING ISSUANCE") for the Company or any of its Subsidiaries, then the Shareholders shall procure that the Company shall first notify Comtech of the terms and conditions of such proposed issue and shall permit Comtech (without obligation) to subscribe (on such terms and subject to such conditions) up to the fraction of such securities being offered equal to (a) the number of Common Shares owned by Comtech plus the aggregate number of Common Shares then issuable converted into and/or exchanged for Common Shares, divided by (b) the aggregate number of Common Shares then outstanding plus the aggregate number of Common Shares then issuable were all of the Company's outstanding Common Shares Equivalents converted into and/or exchanged for Common Shares.


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4.2  For the avoidance of doubt, "Fund Raising Issuance" for the purpose of
     Sub-clause 4.1 excludes any issuance of Common Shares and/or Common Shares
     Equivalents:

     (a) to employees of Group Companies pursuant to purchase or share option plans approved by the Board, which shall not exceed 20 per cent of all shares of the Company on a fully diluted basis immediately subsequent to the completion of the financing contemplated hereby; or

     (b)  in a Qualifying IPO.

4.3 Comtech shall have fifteen (15) Business Days after receipt of such notice referred to in Clause 4.1 (or such longer period as the Company may specify) to irrevocably elect by notice to the Company in writing whether to subscribe for such securities on such terms. After this period has expired, the Company shall have up to ninety (90) days to complete the issuance of any securities not subscribed by Comtech; provided however, that if during such 90 day period, the Company desires to offer such securities on terms or conditions that are more favourable to the Stock hold by Comtech thereof in any material respect, it shall first re-offer such securities to Comtech pursuant to the procedures set forth in this Clause 4.


5.   USE OF THE LOAN PROCEEDS

     The Company undertakes to Comtech to apply the loan proceeds for the working capital to finance the expansion of the Business and solely for the purposes set forth in the Business Plan and Budget and in accordance with control procedures including the payment authorisation procedures approved by Comtech. The Company shall not, and shall procure that no Group Company shall, use any proceeds for repayment of any debt.


6.   BUSINESS OF THE COMPANY

     The business of the Company shall be the design and sales of cell phone and location base communication system and services as well as to conduct research & development on cell phone and location base communication system.



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7.   BOARD OF THE COMPANY

7.1 The Board of Directors shall be the highest authority of the Company. The date of completion of this agreement shall be deemed to be the date of establishment of the Board of Directors.

7.2 The Board of Directors shall be composed of three (3) Directors of whom all of them shall be nominated and appointed by Comtech. One of other shareholders as exhibit in Schedule 1(A) may be nominated and appointed by Comtech as director.

7.3  POWERS OF THE BOARD

The Board of Directors shall have the power to make all major decisions of the Company. All major decisions shall require the majority approval of Directors present in person or by proxy at a duly convened meeting of the Board of Directors.

1) The following matters shall require the majority approval of the Directors present in person or by proxy at a duly convened meeting of the Board of Directors;

     a) any increase or adjustment of the Company's total investment and/or registered capital;
     b)   any amendment to the Articles of Association;
     c)   strategic management decision of the Company;
     d)   the dissolution or termination of the Company;
     e) all such other matters which the Board of Directors may decide from time to time;
     f) any appointment or change of the Public Accounting Firm of the Company for the purpose of auditing matters;
     g)   any material change in the business scope of the Company;
     h) the Company's annual financial budget and the formulating of business plan;
     i) the creation of any Encumbrance over any of the property, business or assets of the Company;
     j) the establishment of any Board or other committee and any terms on which it is to operate;
     k) any merger or consolidation of the Company with another economic organization or entity;
     l) the approval of any settlement plan submitted to it in relation to the termination of consultancy services provided by the Company to other parties;


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     m)   any application for the listing of any shares or other securities of the Company on any stock exchange or for permission for dealings in any shares or other securities of the Company in any securities market;
     n) any change in the basis of accounting or accounting principles or policies adopted by the Company other than as required by law or generally accepted accounting policies from time to time;
     o)   any change in the accounting period of the Company;
     p) the raising of any indebtedness other than by way of trade credit on normal commercial terms and in the ordinary course of business, or the variation or termination of any agreement for the raising of any such indebtedness (including but not limit to early repayment);
     q) the entering into, variation or termination of any transaction by the Company with (i) a Party or (ii) any Affiliate of a Party or (iii) any Director or officer of any such Party or any Affiliate thereof ;
     r) the grant of any form of options and/or convertible bonds to purchase equity interest in the Company to any of its Management Team and Key Employees;
     s)   any investment by the Company in any other company or enterprise;
     t) the opening of any bank accounts and designation of signing authorities;
     u) the appointment of key employee including CEO & CFO, CTO and general manager.


8.   RESERVED MATTERS

The Company and the Subsidiary undertakes to Comtech that, it shall not, and shall procure that none of its subsidiaries shall, do any of the things listed in Schedule 3 unless the same have been approved by board of directors.


9.   CONTINUING OBLIGATIONS

The Company undertakes to Comtech that it shall comply with all the obligations set out in Schedule 4.


10.  CONFIDENTIALITY

10.1 Each party hereto undertakes with the others that it shall use all reasonable endeavours to ensure that any information of a secret or confidential nature (including, but not limit to, any of the Group Companies' business plan, dealings, transactions, affairs, proposals, inventions, business, etc.) received by it relating to the others or any of


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     the others' Affiliates shall be treated as confidential and shall not be disclosed to any third party or utilised for personal gain or interest or for the benefit or interest of third parties except as required by law or any competent regulatory body or to the extent that such information is in the public domain other than through breach of this Sub-clause 10.1 or except in the ordinary and proper course of the business and operation of the Group Companies or, except, in the case of Comtech, the disclosure of information relating to the Company and its business to persons concerned in the management of Comtech, its own investors and any advisers acting on their behalf.

10.2 Shareholder shall not be in breach of Sub-clause 10.1 by virtue of any Director passing to the Shareholder who appointed him any information he receives as a director of the Company, or of any subsidiary of the Company, but nothing contained in this Agreement shall require such disclosure where the Director's fiduciary duty to the Company, or of any such subsidiary, would be breached as a result.


11.  DISCLOSURE

The Other Shareholder acknowledges that all facts relating to the Group and any Group Company and their businesses that could reasonably be expected to or would have any Material Adverse Effect on such Group Company have been fully disclosed to Comtech or to their legal counsel. All information which was given in writing or verbally to Comtech or their representatives and professional advisers by the Other Shareholder in the course of the negotiations leading to this Agreement was when given and is now complete, true and accurate, taken as a whole, in all material respects and not misleading in any material respect. In the case of the Forecast Materials, such information contained therein is fair and honest and made on reasonable grounds. There is no fact or matter which has not been disclosed which, if disclosed, would render any such information materially untrue, inaccurate or misleading. The representations and warranties contained in this Agreement and the Documents, certificates and other documents made or delivered in connection herewith do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein or herein, in view of the circumstances under which they were made, not misleading.



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12.  OBLIGATIONS OF MANAGEMENT AND KEY EMPLOYEES

12.1 The Other Shareholder, and each officer, key employee and key engineer are currently devoting all of his or her time to the conduct of the business of ___[Name in Chinese]_____. To the best information, knowledge and belief of the Other Shareholder, there is no fact or circumstance that may conflict with the ability of Other Shareholder or any officer, key employee or key engineer to devote all of his or her time to the conduct of the business of the Group Company. To the best information, knowledge and belief of the Other Shareholder, no any officer, key employee or key engineer is planning to work less than full time at the Group Company in the future.

12.2 No Other Shareholder, officer, key employee or key engineer is currently working or, to the best information, knowledge and belief of Other Shareholder, plans to work for a competitive enterprise, whether or not such Other Shareholder, officer, key employee or key engineer is or will be compensated by such enterprise. Each of Other Shareholder or officer, key employee or key engineer of a Group Company is bound by customary non-competition and non-solicitation covenants or similar restrictive covenants, in favour of such Group Company and such covenants constitute legal, valid and enforceable obligations on the part of such individuals.

12.3 The list of officer, key employee and key engineer are set forth attached hereto as Schedule 1 (B).


13.  ANNOUNCEMENTS

No party shall make or permit any person connected with it to make any announcement concerning this Agreement or any ancillary matter before, on or after completion except as required by law or any competent regulatory body or with the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed.


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14.  NOTICES

In the case of any notice required, desired or permitted to be given hereunder to any of the parties, such notice shall be either delivered personally, sent by courier, sent by registered post or transmitted by facsimile to the address of that party (or other address as the respective parties may specify in a notice given herein) and shall be deemed to have been received, in the case of personal delivery or courier service, on the date on which it was left at such address, or in the case of registered post, five Business Days after being deposited in the post, or in the case of transmission by facsimile, when a successful transmission report is generated by sender's machine.


15.  SEVERABILITY

The provisions contained in each clause and sub-clause of this Agreement shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those provisions is void but would be valid if some parts of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.



16.  GENERAL

16.1 Save as provided otherwise in this Agreement, none of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of Comtech.

16.2 Nothing in this Agreement shall be deemed to constitute a partnership between any of the parties nor constitute any party the agent of any other party for any purpose.

16.3 This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement, and any party may enter into this Agreement by executing a counterpart.

16.4 The Shareholders agree, as between themselves, that they shall procure the convening of all meetings and the giving of all waivers and consents and the passing of all resolutions and shall otherwise exercise all powers and rights available to them in order to give effect to the provisions of this Agreement.


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16.5 The Shareholders agree, as between themselves, that if any provisions of the memorandum and/or articles of association or incorporation or by-laws of any Group Company at any time conflict with any provisions of this Agreement, the provisions of this Agreement shall prevail and the shareholders shall exercise all powers and rights available to them to procure the amendment of such memorandum and/or articles of association or by-laws to the extent necessary to permit such Group Company and its affairs to be regulated as provided in this Agreement.

16.6 Each of the obligations, representations, warranties and undertakings set out in this Agreement which is not fully performed at Completion will continue in force after Completion.

16.7 If any shareholder sells or transfers its Shares at any time in accordance with this Agreement and the Articles, the benefit of each of the obligations, representations, warranties and/or undertakings undertaken or given by the Company and the Existing Shareholders may be assigned to the purchaser or transferee of such Shares who may enforce them as if he had been named in this Agreement as the transferor shareholder and the purchaser or transferee shall, as a condition of the sale or transfer, undertake to each of the parties to this Agreement in a form satisfactory to them to be bound by all the obligations of the seller or transferor under this Agreement.

16.8 Save as provided otherwise, where any obligation, representation, warranty or undertaking in this Agreement is expressed to be made, undertaken or given by two or more persons, such person shall be jointly and severally responsible in respect of it.

16.9 Time is of the essence in relation to this Agreement, both as regards the dates and periods mentioned in this Agreement and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.




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16.10 Each of the parties hereto agrees to use all best efforts to ensure that the rights granted hereunder are effective and that the respective parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination and election of the directors as provided in Clause 7. Each of the parties hereto will not avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or Subsidiary, as the case may be, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the other party(ies) in order to protect the rights of such requesting party(ies) against impairment.

17   WHOLE AGREEMENT

17.1 This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Comtech, provided, however, that any party may waive any of such party's respective rights hereunder without obtaining the consent of any other party. Any amendment or waiver effect by written consent in accordance with this Sub-clause 17.1 shall be binding upon each holder of Shares each future holder of all such Shares, and the Company.

17.2 Each of the parties acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement and the documents referred to in it) made by or on behalf of any other party before the signature of this Agreement. Each of the parties waives all rights and remedies which, but for this Sub-clause 17.2, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Sub-clause 17.2 shall limit or exclude any liability for fraud.



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18.  COMPLETION

18.1 Subject to the fulfilment of the conditions, on completion the following documents shall be delivered to Comtech:

     (i) certified true copies of the register of members and register of directors in respect of the Other Shareholder as at Completion;

     (ii) duly executed copies of the Confidentiality and Non-Competition Agreements.

18.2 Upon completion of the matters referred to in Clause 18, Comtech shall cause payment to be made to the Other Shareholders.

18.3 If for any reason the provisions of Clause 18 are not fully complied with, Comtech may elect (in addition and without prejudice to all other rights or remedies available to Comtech) to rescind this Agreement or to fix a new date for Completion.


19   GOVERNING LAW

This Agreement shall be governed by and construed under the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong").




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                                 SCHEDULE 1(A)

                              THE OTHER SHAREHOLDER

            NAME                           NUMBER OF COMMON        OWNERSHIP (%)
                                              SHARES
Century Teltone Technology Co. Ltd.             40                     40.0



                                           ----------------        -------------
Total                                           40                     40.0
                                           ================        =============


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                                 SCHEDULE 1(B)

                 LIST OF OFFICER, KEY EMPLOYEE AND KEY ENGINEER



Li Sheng

Yang Hua Gang

__________

Zhang HaI


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                                  SCHEDULE 2(A)

                           PARTICULARS OF THE COMPANY

NAME:                                Comtech Wireless Ltd.

REGISTERED OFFICE                    Codan Trust Company (BVI) Ltd.
                                     PO Box 3140, Road Town, Tortola,
                                     British Virgin Islands

PLACE OF INCORPORATION:              British Virgin Islands

DIRECTORS                            Jingwei Kang, Chiu Bing Fu, Henry

AUTHORISED SHARE CAPITAL             The authorised capital of the Company is
                                      USD50,000

                                     The authorised capital is made up of one class and one series of shares divided into 50,000 shares of USD1 par value.









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


                                 SCHEDULE 2(B)

                          PARTICULARS OF THE SUBSIDIARY


NAME:                            ____________________________
REGISTERED OFFICE                ____________________________
PLACE OF INCORPORATION:          _____
DIRECTORS                        _______________________
AUTHORISED SHARE CAPITAL         USD2,500,000


                                 SHAREHOLDERS NAME                SHAREHOLDING %
                                 Comtech Wireless Ltd.            100





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                                   SCHEDULE 3

                                RESERVED MATTERS



1. Cease to conduct or carry on the business of the Company and/or a subsidiary (including but not limit to the Subsidiary) substantially as now conducted or, in the case of a subsidiary, as conducted at the time it became a subsidiary of the Company or change any part of its business activities.

2. Appoint, or settle or terminate the terms of appointment of, any managing director, chief executive officer, chief technical officer, chief operating officer, general manager, chairman, financial controller or other key manager(s).

3. Approve, settle or alter the terms of any bonus or profit sharing plan or scheme or any employee share option or share participation plans or schemes.

4. Sell, transfer, license, charge, encumber or otherwise dispose of any intellectual property or proprietary right owned by the Company and subsidiary.

5. Make any alteration or amendment to the Articles of the Company or the charter documents of any Group Company (including but not limit to the articles of association and/or business license of the Subsidiary).

6. Approve any transfer of shares in the Company, registered capital in the Subsidiary, or equity interests in any other Group Company.

7. Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder of any Group Company, including but not limite to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

8. Enter into any abnormal or unusual contract or contract outside the ordinary course of business of such Group Company.


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9.    Consolidation or merger with or into any other business entity (other than a wholly owned subsidiary) or the sale of all or substantially all the Company's assets or disposal of more than fifty per cent (50%) of the voting power of the Company by means of any transaction or series of related transactions.

10.   The liquidation or dissolution of the Company.

11.   The declaration or payment of a dividend on the Common Shares.

12.   Incurrence of indebtedness in excess of US$5,000.

13.   Any loans by the Company to any director, officer or employee.

14. The purchase or lease by the Company of any asset valued in excess of US$5,000.

15. The purchase by the Company of any securities of any other company in excess of US$5,000 in a twelve (12) month period.

16. The increase in compensation of any of the five (5) most highly compensated employees of the Company and/or any of the Company's subsidiaries by more than 10% in a twelve (12) month period.

17. Any transaction or series of transactions between the Company and any holder of Common Shares, director, office or employee of the Company and any director, officer or employee of the Company's subsidiaries for which the aggregate value exceeds US$5,000.
18. Other than in the ordinary course of business, any transaction that result in a pledge of any assets of the security interest, lien or other encumbrances or any assets of, or the Company.

19.   Any material change in the Company's business plan.

20. The appointment by the Company of any directors of any of its subsidiaries.

21. The hiring of any management member or consultants with annual remuneration over US$10,000.

22. Directly or indirectly transfer or pledge any economic interest in any of its Subsidiaries or their respective businesses.



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23.   Cause or permit any of its Subsidiaries to take any of the following actions:

23.1 Any amendment to such Subsidiary's Articles of Association or other constitutional document;

23.2  Any liquidation, termination or dissolution of such Subsidiary;

23.3 Any change in the capital structure of such Subsidiary, either by increase or decrease of its registered capital or issuance of stock or otherwise;

23.4 Any sale of substantially all the assets of such Subsidiary or reorganization, merger or consolidation of such Subsidiary with any other economic organization; or

23.5  Any change in the business scope or plan of such Subsidiary.



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

                                   SCHEDULE 4

                             CONTINUING OBLIGATIONS

1     BUSINESS PLAN

      The Company and the Subsidiary shall provide Comtech and the Shareholders with a business plan including marketing, development, management and financial programs and an annual budget for the next financial year of the Company which it shall submit to the Shareholder not less than 30 days before the commencement of each such subsequent year.

2     INFORMATION

      The Company and the Subsidiary shall provide Comtech with:

     (b) monthly accounts and progress reports within 30 days after the end of each month which shall include a profits and loss account, a balance sheet, a cashflow statement and a summary of the business and developments of the Group;

     (c) quarterly accounts of the Company and each of its subsidiaries within 45 days after the end of each fiscal quarter;

     (d) consolidated audited annual accounts of the Company and each of its subsidiaries within 90 days after the end of each fiscal year, which shall have been audited by a accountant firm nominated by Comtech;

     (e) an annual budget and a revision within 30 days prior to the end of each half fiscal year;

     (f) such further information as Comtech may from time to time reasonably require as to all matters relating to the businesses or affairs or the financial position of the Group Companies;

3     INSPECTION RIGHTS

3.1 Comtech shall have standard inspection rights of the facilities of the Company and any of its subsidiaries, including, without limitation, discussing the business, operations and conditions of the Company and any subsidiaries with its directors, officers, employees, accountants, legal counsel and investment bankers.



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4     BOARD MEETINGS

      The Company shall procure that meetings of the directors of Group Companies are held at least every three (3) months and that a notice of each such meeting, an agenda of the business to be transacted at the meeting and all papers to be circulated at or presented to the meeting are sent to all directors entitled to receive notice of the meeting and to each Shareholder at least seven days before the meeting and a copy of the minutes of the meeting are sent to such persons within seven days after the meeting.

5     ACCOUNTING RECORDS

      Each Group Company shall maintain accurate and complete accounting and other financial records and shall procure that such accounting records are, during normal business hours, available for inspection by each Shareholder or its authorised representatives.

6     CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

6.1 The Company and Other Shareholder shall ensure that each key officer and employee of the Company and its subsidiaries shall enter into a Confidentiality and Non-Competition agreement. The form of such an agreement shall be subject to the approval of Comtech.

6.2 The Company and Other Shareholders shall use its best efforts to procure that the remainder of its and its subsidiaries' employees and officers enter into such an agreement.

6.3 The Company will use its best efforts to prevent any violation by the employees of the CONFIDENTIALITY AND NON-COMPETITION AGREEMENT with the Company.


7.    MISCELLANEOUS

Each Group Company shall at all times cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence, patent, trademark or technology transfer applications or registrations, rights, franchises, lease agreements, authorizations and permits necessary to the conduct of its businesses, except where a failure to do so would not have a material adverse effect on the business, financial condition, results of operations or prospects of such Group Company.



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This Agreement was signed by the parties on the date first written above.



SIGNED by                                                )
for and on behalf of                                     )
COMTECH GROUP                                            )
in the presence of:



SIGNED by                                                )
for and on behalf of                                     )
COMTECH WIRELESS LTD.                                    )
in the presence of:



SIGNED by                                                )
for and on behalf of                                     )
______________________                                   )
in the presence of:



SIGNED by                                                )
for and on behalf of                                     )
CENTURY TELTONE TECHNOLOGY CO. LTD.                      )
in the presence of:




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